UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2008
VOLCANO CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52045	33-0928885

(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

11455 El Camino Real, Suite 460,
San Diego, CA	92130

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 228-4728
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURE

Item 1.02 Termination of a Material Definitive Agreement.
On May 19, 2008 (the “Termination Date”), Volcano Corporation (the “Company”) and Goodman Company, Ltd. (“Goodman”) mutually terminated the Exclusive Distribution Agreement, dated September 27, 2004, by and between Goodman and the Company, as amended (the “IVUS Distribution Agreement”), pursuant to which Goodman previously distributed the Company’s rotational intravascular ultrasound (“Rotational IVUS”) products in Japan on an exclusive basis.
On the Termination Date, the oral agreement between the Company or its affiliates and Goodman, relating to the exclusive distribution of the Company’s functional measurement (“FM”) products in Japan, originally distributed by Goodman under the International Distributor Agreement, dated September 17, 1994, by and among the Company, Goodman and Kaneko Enterprise, Inc., as amended (the “FM Distribution Agreement”), and any other oral agreements between the Company and Goodman relating to the distribution of the Company’s products in Japan, were also terminated. The terms of the existing equipment lease agreements and software maintenance agreements between the Company and Goodman are not affected by the termination of the IVUS Distribution Agreement or the oral agreements relating to the FM Distribution Agreement, and remain in effect.
Pursuant to Section 6.7 of the IVUS Distribution Agreement, Goodman agreed that it will transfer to Volcano Japan Co., Ltd, the Company’s Japanese subsidiary (“Volcano Japan”), all marketing authorization and other regulatory approvals (shonins) for all specified Company products held by Goodman or its affiliates. As the marketing authorization holder, Goodman is responsible for exporting and importing the Rotational IVUS and FM products from the United States to Japan for distribution within Japan and for compliance with Japanese laws relating to importation and sale of these products. Goodman will continue to be responsible for these activities under a separate agreement with the Company, which has not been terminated, until the shonins are transferred to the Company and the Company becomes the marketing authorization holder.
Goodman will continue distributing the Company’s phased array and Rotational IVUS and FM products in Japan on a non-exclusive basis and solely through written purchase orders submitted to the Company and that are accepted in writing by the Company in its sole discretion. The Company’s willingness to accept purchase orders and to do business with Goodman is conditioned upon Goodman’s effective transfer of the regulatory approvals for the Rotational IVUS and FM products to Volcano Japan, as well as completion of any applicable notices, documentation and labeling requirements relating to the transfer of the regulatory approvals to the Company as described above.
Goodman has indicated to the Company that it desires to continue to purchase phased array and Rotational IVUS and FM products from the Company for distribution in Japan and the Company expects Goodman to continue to place purchase orders and distribute product on a non-exclusive basis. If Goodman does not place purchase orders on terms that are acceptable to the Company, ceases to distribute the Company’s products or fails to complete the transfer of the shonins, the Company will no longer be able to sell Rotational IVUS and FM products in Japan until the Company obtains the necessary shonins.
The IVUS Distribution Agreement and oral agreements relating to the FM Distribution Agreement were mutually terminated in part to provide the Company with greater control with respect to the

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importation, sale and distribution of its FM and rotational IVUS products in Japan, as well as with respect to the related regulatory compliance. There were no material early termination penalties incurred by the Company in connection with the termination of the IVUS Distribution Agreement or oral agreements relating to the FM Distribution Agreement.
This Current Report on Form 8-K contains forward-looking statements regarding future events that are based on current expectations and estimates and the beliefs and assumptions of our management. These statements relate to the Company’s distribution of products in Japan, expectations relating to its continued relationship with Goodman and expectations relating to the transfer of the shonins. These statements are subject to risks and uncertainties and the actual outcome may differ materially from the expectations. Some of the potential risks and uncertainties are described above as well as in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007, subsequent quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.
The foregoing description of the IVUS Distribution Agreement is qualified in its entirety by reference to the IVUS Distribution Agreement, which was filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1, as amended, as filed with the Securities and Exchange Commission on March 24, 2006 (the “Registration Statement”), and is incorporated herein by reference. The foregoing description of the FM Distribution Agreement is qualified in its entirety by reference to the FM Distribution Agreement, which was filed as Exhibit 10.26 to the Registration Statement, and is incorporated herein by reference.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation (Registrant)
Dated: May 23, 2008	By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

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